Exhibit 99.1
Bright Horizons Family Solutions Reports Financial Results for the First Quarter of 2026
NEWTON, MA - (BUSINESS WIRE) - May 5, 2026 - Bright Horizons Family Solutions® Inc. (NYSE: BFAM) today announced financial results for the first quarter of 2026 and reaffirmed financial guidance for 2026 initially provided on February 12, 2026. Bright Horizons is a leading provider of high-quality early education and child care, comprehensive back-up care solutions, and educational advisory services. Our offerings support both working families and employers’ workforce strategies by supporting their employees across life and career stages, and improving employee recruitment, engagement, productivity, retention, and career advancement.
First Quarter 2026 Highlights (compared to First Quarter 2025):
•Revenue of $712 million (increase of 7%)
•Income from operations of $65 million (increase of 4%)
•Net income of $34 million and diluted earnings per common share of $0.62 (decreases of 10% and 6%, respectively)
Non-GAAP financial measures
•Adjusted EBITDA* of $96 million (increase of 4%)
•Adjusted income from operations* of $65 million (increase of 4%)
•Adjusted net income* of $45 million and diluted adjusted earnings per common share* of $0.82 (unchanged and increase of 6%, respectively)
“We are pleased with the solid start to 2026, with our first quarter results reflecting disciplined execution across the business,” said Stephen Kramer, Chief Executive Officer. “We generated 7% revenue growth, including 12% growth in Back-Up and 6% growth in Full-Service. This marks our sixteenth consecutive quarter of double-digit revenue growth in our Back-Up Care segment,” Kramer continued. “This sustained performance reflects both the scale of our Back-Up Care service delivery and the significant opportunity we see to continue to growth in this critically important service.”
First Quarter 2026 Results
Revenue increased by $46.7 million, or 7%, to $712.2 million in the first quarter of 2026 from the first quarter of 2025, primarily due to tuition increases at our centers and increased utilization of back-up care, as well as fluctuations in foreign currency exchange rates for our United Kingdom, Netherlands and Australia operations.
Income from operations was $64.9 million for the first quarter of 2026 compared to $62.3 million for the first quarter of 2025, an increase of 4%. The increase in income from operations is primarily related to operating leverage in our full service center-based child care and back-up care segments from increased service levels, partially offset by an increase in overhead support costs, including investments in technology. Net income was $34.1 million for the first quarter of 2026 compared to $38.0 million for the first quarter of 2025, a decrease of 10%, due to a higher effective tax rate and higher interest expense, partially offset by the increase in income from operations noted above. Diluted earnings per common share was $0.62 for the first quarter of 2026 compared to $0.66 for the first quarter of 2025.
In the first quarter of 2026, adjusted EBITDA* increased by $3.3 million, or 4%, to $95.6 million, and adjusted income from operations* increased by $2.7 million, or 4%, to $64.9 million from the first quarter of 2025, due to increased service levels and contributions from the full service center-based child care and back-up care segments, partially offset by an increase in overhead support costs. Adjusted net income* was $44.6 million, consistent with the same period in the prior year, as a result of the increase in adjusted income from operations offset by higher interest expense. Diluted adjusted earnings per common share* was $0.82 for the first quarter of 2026 compared to $0.77 for the first quarter of 2025.
As of March 31, 2026, the Company operated 988 early education and child care centers with the capacity to serve approximately 112,500 children and their families.
*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), which are commonly referred to as “non-GAAP financial measures.” Adjusted EBITDA represents EBITDA (which is net income, as determined in accordance with GAAP, before interest expense, income tax expense, depreciation, and amortization) adjusted to exclude stock-based compensation expense, and, at times, non-recurring costs, such as debt refinancing costs, lease termination costs, transaction costs and impairment costs. Adjusted income from operations represents income from operations, as determined in accordance with GAAP, adjusted to exclude, at times, non-recurring costs, such as debt refinancing costs, lease termination costs, transaction costs and impairment costs. Adjusted net income represents net income, as determined in accordance with GAAP, adjusted to exclude amortization, stock-based compensation expense, and, at times, non-recurring costs, such as debt refinancing costs, lease termination costs, transaction costs and impairment costs, and the income tax provision (benefit) thereon. Diluted adjusted earnings per common share is calculated using adjusted net income. These non-GAAP financial measures are more fully described and are reconciled from the respective measures determined under GAAP in “Presentation of Non-GAAP Financial Measures” and the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations,” respectively.
Balance Sheet and Liquidity
At March 31, 2026, the Company had $133.4 million of cash and cash equivalents and $250.2 million available for borrowing under our revolving credit facility. In the three months ended March 31, 2026, we generated $107.7 million of cash from operations, compared to $86.2 million for the same period in 2025, repurchased 2.9 million shares totaling $224.8 million compared to 0.2 million shares totaling $19.6 million for the same period in the prior year, and made net investments totaling $19.5 million, compared to $14.5 million for the same period in the prior year.
2026 Outlook
Based on current trends and expectations, we currently expect fiscal year 2026 revenue to be in the range of $3.075 billion to $3.125 billion and diluted adjusted earnings per common share to be in the range of $4.90 to $5.10. The Company will provide additional information on its outlook during its earnings conference call.
Conference Call
Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET to discuss the results for the first quarter of 2026, as well as the Company’s updated business outlook and strategy. Interested parties are invited to listen to the conference call by dialing 1-844-539-3703, or for international callers, 1-412-652-1273, and asking for the Bright Horizons Family Solutions conference call moderated by Chief Executive Officer Stephen Kramer. Replays of the entire call will be available through May 19, 2026 at 1-844-512-2921, or for international callers, at 1-412-317-6671, conference ID #13758192. A link to the audio webcast of the conference call and a copy of this press release are also available through the Investor Relations section of the Company’s web site, investors.brighthorizons.com.
Forward-Looking Statements
This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, operating expectations, execution and delivery of our services and solutions, business trends, value of our service offerings, market penetration, our future growth opportunities, enrollment levels and trends in jurisdictions, margins, back-up care, our investments, long-term growth strategy, estimated effective tax rate, tax expense, our future business and financial performance, client partners and relationships, use and impact of our services, share repurchase activity and our 2026 financial guidance. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, changes in the demand for child care, dependent care and other workplace solutions, including variations in enrollment trends and lower than expected demand from employer sponsor clients as well as variations in workforce demographics and work environments; the constrained labor market for teachers and staff and ability to hire and retain talent, including the impact of increased compensation and labor costs; the availability or lack of government support programs, and the impact of available government child care benefit programs; our ability to respond to changing client and customer needs; competition in our industry; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; our indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; our ability to implement our growth strategies successfully; our ability to close underperforming centers; changes in general economic, political, business and financial market conditions and other macroeconomic events and uncertainty, including the impact of inflation and interest rate fluctuations; fluctuations in currency exchange rates; the effects of a cyber-attack, data breach or other security incident on our information technology system or software or those of our third party vendors; changes in tax rates or policies; damage or harm to our brand or reputation, including as a result of recent incidents and media coverage; outcome of litigation, legal matters and regulatory investigations; insurance risks; changes in laws and regulations; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K filed on February 26, 2026, and other factors disclosed from time to time in our other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.
Presentation of Non-GAAP Financial Measures
In addition to the results provided in accordance with GAAP throughout this press release, the Company has provided certain non-GAAP financial measures that present operating results on a basis adjusted for certain items. The Company uses these non-GAAP financial measures as key performance indicators for the purpose of evaluating performance internally, and in connection with determining incentive compensation for Company management, including executive officers. Adjusted EBITDA is also used in connection with the determination of certain ratio requirements under our credit agreement. We believe that these non-GAAP financial measures provide investors with useful information with respect to our historical operations. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.
With respect to our outlook for diluted adjusted earnings per common share, we do not provide the most directly comparable GAAP financial measure or corresponding reconciliation to such GAAP financial measure on a forward-looking basis. We are unable to predict with reasonable certainty and without unreasonable effort certain items such as the timing and amount of net excess income tax benefits or shortfalls, future impairments, lease termination costs, transaction costs, and other non-recurring costs, as well as gains or losses from the early retirement of debt and the outcome from legal proceedings. These items are uncertain, depend on various factors outside our management’s control, and could significantly impact, either individually or in the aggregate, our future period earnings per common share as calculated and presented in accordance with GAAP.
For more information regarding adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share, refer to the reconciliation of GAAP financial measures to the non-GAAP financial measures in the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”
About Bright Horizons Family Solutions Inc.
Bright Horizons® is a leading provider of high-quality early education and child care, back-up care, and workforce education services. For 40 years, we have partnered with employers to support workforces by providing services that help working families and employees thrive personally and professionally. Bright Horizons operates approximately 1,000 early education and child care centers in the United States, the United Kingdom, the Netherlands, Australia and India, and serves more than 1,450 of the world’s leading employers. Bright Horizons’ early education and child care centers, back-up child and elder care, and workforce education programs help employees succeed at each life and career stage. For more information, go to www.brighthorizons.com.
Contacts:

Investors:
Elizabeth Boland
Chief Financial Officer - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Michael Flanagan
Group Vice President - Strategic Finance - Bright Horizons
michael.flanagan@brighthorizons.com
617-673-8720

Jordan Bertier
Director - Investor Relations - Bright Horizons
jordan.bertier@brighthorizons.com
617-673-8192

Media:
Ilene Serpa
Vice President - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2026	%	2025	%
Revenue	$712,222	100.0%	$665,527	100.0%
Cost of services	548,732	77.0%	509,790	76.6%
Gross profit	163,490	23.0%	155,737	23.4%
Selling, general and administrative expenses	97,353	13.7%	91,861	13.8%
Amortization of intangible assets	1,188	0.2%	1,604	0.2%
Income from operations	64,949	9.1%	62,272	9.4%
Interest expense — net	(12,022)	(1.7)%	(10,351)	(1.6)%
Income before income tax	52,927	7.4%	51,921	7.8%
Income tax expense	(18,819)	(2.6)%	(13,872)	(2.1)%
Net income	$34,108	4.8%	$38,049	5.7%

Earnings per common share:
Common stock — basic	$0.63		$0.66
Common stock — diluted	$0.62		$0.66

Weighted average common shares outstanding:
Common stock — basic	54,337,976		57,383,787
Common stock — diluted	54,704,178		57,950,748

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$133,448	$140,091
Accounts receivable — net	215,726	293,983
Prepaid expenses and other current assets	80,574	69,899
Total current assets	429,748	503,973
Fixed assets — net	566,675	574,200
Goodwill	1,824,458	1,824,175
Other intangible assets — net	192,439	193,452
Operating lease right-of-use assets	664,638	682,069
Other assets	113,782	111,734
Total assets	$3,791,740	$3,889,603
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of revolving credit facility	$185,560	$199,552
Accounts payable and accrued expenses	266,763	292,812
Current portion of operating lease liabilities	110,520	110,229
Deferred revenue	319,814	330,647
Other current liabilities	45,111	32,925
Total current liabilities	927,768	966,165
Long-term debt — net	897,704	747,614
Operating lease liabilities	679,571	702,845
Other long-term liabilities	119,780	118,815
Deferred income taxes	21,287	14,873
Total liabilities	2,646,110	2,550,312
Total stockholders’ equity	1,145,630	1,339,291
Total liabilities and stockholders’ equity	$3,791,740	$3,889,603

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34,108	$38,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,233	21,875
Stock-based compensation expense	7,424	8,157
Deferred income taxes	5,855	5,012
Non-cash interest and other — net	2,355	(113)
Changes in assets and liabilities	34,746	13,198
Net cash provided by operating activities	107,721	86,178
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets — net	(20,121)	(15,231)
Proceeds from debt securities and other investments	5,085	4,874
Purchases of debt securities and other investments	(4,476)	(4,185)
Net cash used in investing activities	(19,512)	(14,542)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit facility — net	138,404	—
Principal payments of long-term debt	—	(49,500)
Purchase of treasury stock	(224,796)	(19,573)
Taxes paid related to the net share settlement of stock options and restricted stock	(6,926)	(12,587)
Proceeds from issuance of common stock upon exercise of options	—	8,251
Net cash used in financing activities	(93,318)	(73,409)
Effect of exchange rates on cash, cash equivalents and restricted cash	(1,317)	2,026
Net increase (decrease) in cash, cash equivalents and restricted cash	(6,426)	253
Cash, cash equivalents and restricted cash — beginning of period	143,158	123,715
Cash, cash equivalents and restricted cash — end of period	$136,732	$123,968

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based child care	Back-up care	Educational advisory services	Total
Three Months Ended March 31, 2026
Revenue	$540,634	$144,669	$26,919	$712,222
Income from operations	36,905	25,572	2,472	64,949
Adjusted income from operations	36,905	25,572	2,472	64,949
As a percentage of revenue	7%	18%	9%	9%

Three Months Ended March 31, 2025
Revenue	$510,547	$128,612	$26,368	$665,527
Income from operations	33,254	26,384	2,634	62,272
Adjusted income from operations	33,254	26,384	2,634	62,272
As a percentage of revenue	7%	21%	10%	9%

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net income	$34,108	$38,049
Interest expense — net	12,022	10,351
Income tax expense	18,819	13,872
Depreciation	22,045	20,271
Amortization of intangible assets	1,188	1,604
EBITDA	88,182	84,147
As a percentage of revenue	12%	13%
Additional adjustments:
Stock-based compensation expense (a)	7,424	8,157
Total adjustments	7,424	8,157
Adjusted EBITDA	$95,606	$92,304
As a percentage of revenue	13%	14%

Income from operations	$64,949	$62,272
Adjusted income from operations	$64,949	$62,272
As a percentage of revenue	9%	9%

Net income	$34,108	$38,049
Income tax expense	18,819	13,872
Income before income tax	52,927	51,921
Stock-based compensation expense (a)	7,424	8,157
Amortization of intangible assets	1,188	1,604
Adjusted income before income tax	61,539	61,682
Adjusted income tax expense (b)	(16,923)	(16,963)
Adjusted net income	$44,616	$44,719
As a percentage of revenue	6%	7%

Weighted average common shares outstanding — diluted	54,704,178	57,950,748
Diluted adjusted earnings per common share	$0.82	$0.77
(a)Stock-based compensation expense represents non-cash stock-based compensation expense in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation.
(b)Adjusted income tax expense represents income tax expense calculated on adjusted income before income tax at an effective tax rate of approximately 28% for the three months ended March 31, 2026 and 2025. The jurisdictional mix of the expected adjusted income before income tax for the full year will affect the estimated effective tax rate for the year.